SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 20, 2026

Corteva, Inc.
EIDP, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38710	82-4979096
Delaware	001-00815	51-0014090
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9330 Zionsville Road, Indianapolis, Indiana	46268
1000 N. West Street, Suite 900, Wilmington, Delaware	19801
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including area code: (833) 267-8382

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Corteva, Inc.	Common Stock, $0.01 par value	CTVA	New York Stock Exchange
EIDP, Inc.	$3.50 Series Preferred Stock	CTAPrA	New York Stock Exchange
EIDP, Inc.	$4.50 Series Preferred Stock	CTAPrB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the previously announced separation of Corteva, Inc. (the “Company” or “Corteva”) into two independent, publicly traded companies, one comprising its current crop protection business and the other comprising its current seed business to be owned and conducted, directly or indirectly, by Vylor Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Vylor”) (the “Separation”), Vylor commenced private offers to exchange (with respect to each series, an “Exchange Offer” and together, the “Exchange Offers”) and related consent solicitations (with respect to the EIDP Base Indenture (as defined below) and the applicable EIDP Supplemental Indenture (as defined below) governing a series of EIDP Notes, a “Consent Solicitation” and together, the “Consent Solicitations”) with respect to any and all of the outstanding 2.300% Senior Notes due 2030, 5.125% Senior Notes due 2032 and 4.800% Senior Notes due 2033, in each case issued by EIDP, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“EIDP” and such notes, collectively, the “EIDP Notes”), to the extent held by eligible holders, in exchange for new notes of the corresponding series to be issued by Vylor, in each case pursuant to the terms and conditions set forth in the exchange offer memorandum and consent solicitation statement dated August 6, 2026 (as amended or supplemented from time to time, the “Offering Memorandum”). Each Exchange Offer and related Consent Solicitation is conditioned upon, among other things, consummation of the Separation, which condition may not be waived, and receipt of the Requisite Consents (as defined below) to the Proposed EIDP Base Indenture Amendments (as defined below).

Concurrently with the Exchange Offers, Vylor, on behalf of EIDP, is conducting the Consent Solicitations to adopt (i) certain proposed amendments to the base indenture, dated as of May 15, 2020 (the “EIDP Base Indenture”), between EIDP and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “Trustee”), which would eliminate substantially all of the restrictive covenants and events of default (other than payment-related and bankruptcy-related events of default) from the EIDP Base Indenture (the “Proposed EIDP Base Indenture Amendments”), and (ii) certain proposed amendments to the supplemental indentures to the EIDP Base Indenture (each, an “EIDP Supplemental Indenture”), which would eliminate the offer to repurchase upon change of control provisions from the applicable EIDP Supplemental Indenture (the “Proposed EIDP Supplemental Indenture Amendments” and, together with the Proposed EIDP Base Indenture Amendments, the “Proposed Amendments”). Adoption of the Proposed EIDP Base Indenture Amendments required consents from the holders of at least a majority of the aggregate principal amount of all the EIDP Notes, voting as a single class (the “Requisite Consents”), and adoption of the Proposed EIDP Supplemental Indenture Amendments required consents from the holders of at least a majority of the aggregate principal amount of the applicable series of EIDP Notes (the “Majority Consents”). As of August 19, 2026, Vylor had received, on behalf of EIDP, the Requisite Consents to adopt the Proposed EIDP Base Indenture Amendments and the Majority Consents to adopt the Proposed EIDP Supplemental Indenture Amendments with respect to each series of EIDP Notes.

On August 20, 2026, EIDP entered into a fourth supplemental indenture to the EIDP Base Indenture, dated as of August 20, 2026 (the “Fourth EIDP Supplemental Indenture”), between EIDP and the Trustee, amending the EIDP Base Indenture with respect to the EIDP Notes and each EIDP Supplemental Indenture with respect to the applicable series of EIDP Notes, in each case giving effect to the applicable Proposed Amendments. The Fourth EIDP Supplemental Indenture is effective and constitutes a binding agreement between EIDP and the Trustee. However, the Proposed Amendments with respect to each series of EIDP Notes will not become operative until settlement of the Exchange Offers, which is expected to occur substantially simultaneously with the consummation of the Separation. If the Exchange Offers are terminated or the Separation is not consummated, the Proposed Amendments will not become operative and the EIDP Base Indenture and each EIDP Supplemental Indenture will remain in effect without giving effect to the Proposed Amendments. The Fourth EIDP Supplemental Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Fourth EIDP Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report on Form 8-K regarding the Fourth EIDP Supplemental Indenture and the Proposed Amendments is incorporated by reference into this Item 3.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Index

Exhibit Number	Description

4.1	Fourth Supplemental Indenture, dated as of August 20, 2026, between EIDP, Inc. and U.S. Bank Trust Company, National Association, as Trustee

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CORTEVA, INC.

Date: August 20, 2026	By:	/s/ David P. Johnson
	Name:	David P. Johnson
	Title:	Executive Vice President, Chief Financial Officer

EIDP, INC.

Date: August 20, 2026	By:	/s/ David P. Johnson
	Name:	David P. Johnson
	Title:	Executive Vice President, Chief Financial Officer